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                                                                    EXHIBIT 16.1



August 27, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Amendment No. 2 to Form 8-K of Raining Data Corporation dated August 27, 2001.


Yours Truly,


/s/ DELOITTE & TOUCHE LLP


cc: Raining Data Corporation